Exhibit 23.3

CONSENT OF COUNSEL

The undersigned hereby consents to the use of our name and the statement with respect to us appearing under the headings “Legal Matters” and “Experts” in the Registration Statement on Form S-1 of Nephros, Inc., filed pursuant to Rule 462(b) of Regulation C of the Securities Act of 1933

New York, New York September 10, 2004 Darby & Darby P.C.

By:	/s/ S. Peter Ludwig

S. Peter Ludwig